EXHIBIT 99.1

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
U.S.A.
www.lilly.com
Date: July 8, 2008
For Release:

Refer to:	(317) 276-5795 – Mark E. Taylor (Lilly) (858) 228-1565 – Todd Myers, CFO (SGX)
Lilly to Acquire SGX Pharmaceuticals
Deal Expands Lilly’s Structure-Based Drug Discovery Capabilities
Indianapolis, IN and San Diego, CA — Eli Lilly and Company (NYSE: LLY) and SGX Pharmaceuticals, Inc. (NASDAQ: SGXP) today announced that the companies have signed a definitive merger agreement providing for the acquisition of SGX in an all-cash transaction. SGX, based in San Diego, California, is a biotechnology company focused on drug discovery and development in the area of oncology. Under the terms of the agreement, Lilly will acquire all of the outstanding shares of SGX common stock at a price of $3.00 per share, for a total purchase price of approximately $64.0 million.
The acquisition will allow Lilly to integrate SGX’s structure-guided drug discovery platform into its drug discovery efforts. It will also give Lilly access to FASTTM, SGX’s fragment-based, protein structure guided drug discovery technology, and to a portfolio of pre-clinical oncology compounds focused on a number of high-value kinase targets.
Since entering into an initial collaboration in 2003, Lilly has partnered with SGX to determine 3-dimensional structures of key Lilly drug targets utilizing SGX’s proprietary x-ray crystallography technology. The ongoing collaboration also provides Lilly with access to the SGX synchrotron beamline facility, SGX-CAT, which is a state-of-the-art synchrotron facility enabling X-ray crystallography and protein structure determination built by SGX at the Advanced Photon Source (APS) located at the Department of Energy’s Argonne National Laboratory in Chicago, IL.

“After a successful collaboration over the past several years, we are excited to bring the scientific and technological expertise of SGX into Lilly’s research organization, while at the same time expanding our presence in the San Diego area,” commented Steven M. Paul, M.D., executive vice president, science and technology for Lilly. “We will leverage the combined resources of both companies to strengthen our structural biology capabilities and seek out innovative therapies for patients.”
“We believe that this merger provides an excellent opportunity for the potential of SGX’s platform and pipeline to be realized, while simultaneously providing our shareholders with attractive financial terms,” said Mike Grey, CEO of SGX Pharmaceuticals. “As we have evolved from a platform technology organization to a drug discovery company, we believe that this transaction represents a timely opportunity to place our programs and technology assets in the hands of a world-class company with the experience and resources to advance innovative treatments for patients.”
The board of directors of SGX voted unanimously to approve the merger agreement and to recommend that its shareholders approve the transaction. The transaction is expected to close in the second half of 2008. Closing is contingent upon approval by SGX shareholders, clearance under the Hart-Scott-Rodino Antitrust Improvements Act and certain other closing conditions. Upon the closing of the transaction, Lilly will incur a one-time charge to earnings for acquired in-process research and development, but it is premature to estimate what that charge will be.
SGX Conference Call and Webcast Today
SGX will hold a conference call at 2:00 p.m. Pacific Time today, to discuss the planned acquisition of SGX by Lilly. Interested participants and investors may access the teleconference call by dialing 866-202-3109 (U.S./Canada) or 617-213-8844 (international), participant code 57202140. A telephonic replay will be available for seven days following the call. Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888(international), participant code 98547622.
A live webcast will be available under the investor relations section of SGX’s website at

http://www.sgxpharma.com. Replays of the webcast will be available for 30 days following the event. Please contact SGX’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.
About SGX Pharmaceuticals
SGX Pharmaceuticals, Inc. is a biotechnology company focused on the discovery, development and commercialization of novel, targeted therapeutics directed at addressing unmet medical needs in oncology. Its drug development programs target the MET receptor tyrosine kinase, an enzyme implicated in a broad array of cancers, and the BCR-ABL tyrosine kinase enzyme for the treatment of Chronic Myelogenous Leukemia, or CML. Its drug discovery activities are focused on a portfolio of other protein and enzyme targets that have been implicated in human cancers, including JAK2, RON, ALK, RAS and IKKe. More information on the pipeline and drug discovery platform can be found at www.sgxpharma.com and in SGX’s various filings with the Securities and Exchange Commission.
About Eli Lilly and Company
Lilly, a leading innovation-driven corporation, is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Ind., Lilly provides answers – through medicines and information – for some of the world’s most urgent medical needs. Additional information about Lilly is available at www.lilly.com. C-LLY
Additional Information
SGX intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of SGX. Before making any voting or investment decision with respect to the merger, investors and stockholders of SGX are urged to read the proxy statement and the other relevant materials carefully in their entirety when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by SGX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to SGX’s Investor Relations page on its corporate website at www.sgxpharma.com or by directing a written request to SGX at 10505 Roselle Street, San Diego, California 92121 — Attention: W. Todd Myers.
Participants in the Solicitation
SGX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SGX stockholders in connection with the merger. Certain directors and executive officers of SGX may have direct or indirect interests in the merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of equity awards, or rights to severance payments in connection with the merger. Additional information regarding the directors and executive officers of SGX and their interests in the merger will be contained in the proxy statement that SGX intends to file with the SEC.
This news release contains forward-looking statements that are based on current expectations, forecasts and assumptions and are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. There can be no guarantee that the proposed merger transaction will be approved by SGX’s shareholders, that it will receive Hart-Scott-Rodino approval, that the other conditions to closing will be met or that any of the potential benefits of the merger will be realized. Other factors that might cause such a difference include, among others, the initiation and completion of clinical trials, the FDA and other foreign review processes and other governmental regulation, Lilly’s and SGX’s abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, the ability to effectively market products, and other risks and uncertainties described in Lilly’s and SGX’s filings with the Securities and Exchange Commission. Lilly and SGX undertake no duty to update forward looking statements. SGX and Lilly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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